EXHIBIT 23.1

                                                        LAKE & ASSOCIATES, CPA'S

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the use, in the report on Amendment No. 4 to Form S-1A of BCS Solutions, Inc. (A Development Stage Company), of our report dated May 20, 2010 on our audit of the financial statements of BCS Solutions, Inc. (A Development Stage Company) as of April 30, 2010, and the related statements of operations, stockholders' equity/(deficit) and cash flows from inception on April 21, 2010 through April 30, 2010, and the reference to us under the caption "Experts."

/s/Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Boca Raton, Florida
September 27, 2010




1905 Wright Boulevard                              20283 State Road 7, Suite 300
Schaumburg, IL 60193                                   Boca Raton, Florida 33498

Phone: 847.524.0800                                          Phone: 866.982.9874
Fax: 847.524.1655                                              Fax: 561.982.7985